MUTUALFIRST FINANCIAL, INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

        MutualFirst Financial, Inc., a Maryland corporation (the "Corporation" or "MutualFirst"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST:   The board of directors of the Corporation, at a meeting duly convened and held on July 9, 2008 and by the vote required by law and the charter and bylaws of the Corporation, adopted the following resolution electing to make the Corporation subject to Section 3-804(c) of the Maryland General Corporation Law (the "MGCL"):

RESOLVED, that MutualFirst hereby elects to be subject to Section 3-804(c) of the MGCL.

        SECOND:   That the Corporation is eligible to make such election, as provided in Section 3-802 of the MGCL.

        THIRD:   That these Articles Supplementary to the Charter shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

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        IN WITNESS WHEREOF, MUTUALFIRST FINANCIAL, INC. has caused these Articles Supplementary to the Charter to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary on July 14, 2008.

WITNESS:		MUTUALFIRST FINANCIAL, INC. (a Maryland corporation)

/s/ Rosalie Petro Rosalie Petro, Secretary	By	/s/ David W. Heeter David W. Heeter, President and Chief Executive Officer

        THE UNDERSIGNED, President and Chief Executive Officer of MUTUALFIRST FINANCIAL, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ David W. Heeter David W. Heeter, President and Chief Executive Officer

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